Exhibit 99.1

ADM Reports Third Quarter Earnings of $0.94 per Share,
$0.92 per Share on an Adjusted Basis
•Net earnings of $536 million, up significantly year over year
•Trailing four-quarter ROIC of 8.3 percent, more than 200 bps over WACC
•Growing benefits from strategic actions lead to confidence in ongoing earnings growth

CHICAGO, November 6, 2018—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended September 30, 2018.

“The team delivered another strong quarter, capitalizing on robust global demand with good execution and great utilization of our global footprint,” said ADM Chairman and CEO Juan Luciano.

“For the last several years, through good conditions and bad, we’ve remained focused on serving our customers and delivering our strategic plan — optimizing our core, driving efficiencies, and expanding strategically. Now, as we look forward to 2019, we are continuing to enhance our earnings power, both through our growth investments and our Readiness initiative, which is beginning to drive fundamental changes in the way we run our company.

“Thanks to the team’s great work and the growing benefits of our strategic actions, we expect a solid end to 2018, as well as continued momentum for growth in earnings and returns in 2019 and the years to follow.”

Third Quarter 2018 Highlights

	2018	2017
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.94	$0.34
Adjusted earnings per share[1]	$0.92	$0.45

Segment operating profit	$881	$485
Adjusted segment operating profit[1]	$861	$541
Origination	129	39
Oilseeds	349	113
Carbohydrate Solutions	288	300
Nutrition	67	68
Other	28	21

•
EPS as reported of $0.94 includes a $0.01 per share charge related to LIFO, a $0.04 per share gain related to the sale of a business and an equity investment, and a $0.01 per share tax expense related to U.S. tax reform and certain discrete items. Adjusted EPS, which excludes these items, was $0.92.[1]

1 Non-GAAP financial measures; see pages 4, 9, 10, and 11 for explanations and reconciliations, including after-tax amounts.

Results of Operations
Origination results were up substantially year over year.

Merchandising and Handling was significantly higher versus the weak third quarter of 2017. In North America, the business managed risk well in a volatile price environment, and capitalized on its asset base to deliver higher volumes and margins, including strong export sales to customers in markets outside of China. In Global Trade, good utilization of the company’s global network of origination assets and continued expansion of destination marketing volumes and margins drove solid results.

Transportation results more than doubled year over year, driven by higher volumes and margins in ARTCO.

Oilseeds results were also up significantly over the prior-year period.

Crushing and Origination set a new record for crush volumes, leveraging its strong global asset base and the company’s growing destination marketing capabilities to capitalize on higher global crush margins. Soybean crush was the major driver of earnings growth, with North America, EMEA and South America all delivering substantially higher results year over year. Softseeds results had a significant improvement from the third quarter of 2017, with particularly good results in EMEA.

Refining, Packaging, Biodiesel and Other was down versus the third quarter of 2017. Biodiesel was up substantially year over year, and edible oils continued to perform well. Peanut shelling margins were significantly lower, primarily caused by large peanut inventories and difficult market conditions.

Asia was higher on strong Wilmar results.

Carbohydrate Solutions results were slightly lower than the year-ago quarter.

Starches and Sweeteners delivered solid results, slightly below the strong prior-year period. EMEA sweeteners continued to benefit from recent acquisitions, delivering good results despite sugar oversupply in the region. Flour milling was higher, benefiting from strong wheat procurement results and timing effects. North American liquid sweeteners were negatively impacted by higher input and manufacturing costs.

Bioproducts results were down, as positive results from effective ethanol risk management as well as beverage and industrial alcohols were offset by an extremely weak ethanol industry margin environment.

Decatur plant downtime issues continued to impact North American results.

Nutrition results were in line with the prior-year period, with very strong WFSI results offset by a weaker performance in Animal Nutrition.

WFSI results were significantly higher year over year. The business delivered 10 percent year-over-year sales growth on a constant currency basis, and more than 30 percent growth in operating profit. WILD EMEA and North America results were substantially higher on portfolio mix and improved volumes. In Specialty Ingredients, emulsifiers and proteins continued to perform well. The Health & Wellness business continued to grow with the addition of Protexin.

In Animal Nutrition, issues that developed during the quarter constrained lysine production volumes and increased manufacturing costs, contributing to lower year-over-year results. Lower premix margins also impacted results.

Other results increased due to improved captive performance underwriting performance.

Other Items of Note
ADM made changes to its segment reporting in the first quarter of 2018 to reflect the company’s new operating structure. To assist in reconciling the new segment results to the prior presentation, the table on page 11 provides financial information under the historical segmentation.

As additional information to help clarify underlying business performance, the table on page nine includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $881 million for the quarter includes gains of $21 million ($0.04 per share) related to the sale of a business and an equity investment, as well as a $1 million charge related to a settlement.

In Corporate results, unallocated corporate costs for the quarter increased principally due to performance-related compensation accruals. Higher project spending in information technology and growth-related projects also contributed to the increase.

Other charges for the quarter in Corporate improved due to better results from the company’s investment in Compagnie Industrielle et Financiere des Produits Amylaces SA (CIP).

The effective tax rate for the quarter was approximately 15 percent, up from approximately 13 percent in the prior year. The current quarter rate includes the effects of U.S. tax reform and the 2017 biodiesel tax credit recorded in the first quarter, along with certain favorable second quarter discrete tax items which impact the Company’s overall calendar-year rate.

Conference Call Information
ADM will host a webcast on November 6, 2018, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 31,000 employees serving customers in more than 170 countries. With a global value chain that includes approximately 500 crop procurement locations, 270 food and feed ingredient manufacturing facilities, 44 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended September 30			Nine months ended September 30
(In millions)	2018	2017	Change	2018	2017	Change

Segment Operating Profit	$881	$485	$396	$2,487	$1,803	$684
Specified items:
(Gains) losses on sales of assets and businesses	(21)	(12)	(9)	(21)	(20)	(1)
Impairment, restructuring, and settlement charges	1	63	(62)	36	98	(62)
Hedge timing effects	—	5	(5)	—	(4)	4
Adjusted Segment Operating Profit	$861	$541	$320	$2,502	$1,877	$625

Origination	$129	$39	$90	$363	$143	$220
Merchandising and handling	93	25	68	293	94	199
Transportation	36	14	22	70	49	21

Oilseeds	$349	$113	$236	$1,042	$624	$418
Crushing and origination	221	36	185	493	192	301
Refining, packaging, biodiesel, and other	48	61	(13)	308	196	112
Asia	80	16	64	241	236	5

Carbohydrate Solutions	$288	$300	$(12)	$748	$793	$(45)
Starches and sweeteners	245	251	(6)	699	705	(6)
Bioproducts	43	49	(6)	49	88	(39)

Nutrition	$67	$68	$(1)	$277	$239	$38
WFSI	80	59	21	259	223	36
Animal Nutrition	(13)	9	(22)	18	16	2

Other	$28	$21	$7	$72	$78	$(6)

Segment Operating Profit	$881	$485	$396	$2,487	$1,803	$684

Corporate Results	$(249)	$(260)	$11	$(739)	$(737)	$(2)

Interest expense - net	(80)	(72)	(8)	(236)	(232)	(4)
Unallocated corporate costs	(161)	(109)	(52)	(487)	(359)	(128)
Other charges	(4)	(24)	20	(28)	(92)	64
Specified items:
LIFO credit (charge)	(7)	—	(7)	14	4	10
Adjustments related to acquisitions	4	—	4	4	—	4
Loss on debt extinguishment	—	(11)	11	—	(11)	11
Restructuring charges	(1)	(44)	43	(6)	(47)	41
Earnings Before Income Taxes	$632	$225	$407	$1,748	$1,066	$682

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2018	2017	2018	2017
	(in millions, except per share amounts)

Revenues	$15,800	$14,827	$48,394	$44,758
Cost of products sold (1)	14,742	14,015	45,266	42,182
Gross profit	1,058	812	3,128	2,576
Selling, general, and administrative expenses	534	478	1,607	1,519
Asset impairment, exit, and restructuring costs (2)	1	107	41	140
Equity in (earnings) losses of unconsolidated affiliates	(131)	(46)	(378)	(327)
Interest income	(40)	(27)	(115)	(75)
Interest expense	87	79	267	246
Other (income) expense - net (3,4)	(25)	(4)	(42)	7
Earnings before income taxes	632	225	1,748	1,066
Income tax expense (5)	96	30	250	256
Net earnings including noncontrolling interests	536	195	1,498	810

Less: Net earnings (losses) attributable to noncontrolling interests	—	3	3	3
Net earnings attributable to ADM	$536	$192	$1,495	$807

Diluted earnings per common share	$0.94	$0.34	$2.64	$1.41

Average number of shares outstanding	568	569	567	574

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of $7 million and ($14 million) in the current quarter and YTD, respectively, and $0 and ($4 million) in the prior quarter and YTD, respectively.

(2) Includes restructuring charges of $1 million in the current quarter and charges related to impairment of certain assets and restructuring charges of $41 million in the current YTD and $107 million and $140 million, in the prior quarter and YTD, respectively.

(3) Includes current quarter and YTD gains of $21 million related to the sale of a business and an equity investment, prior quarter gains of $12 million related to the sale of an asset and an adjustment of the proceeds of the 2015 sale of the cocoa business, and prior YTD gains related to the sale of the crop risk services business ($77 million) and the sale of an asset ($6 million), partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business of $63 million.

(4) Includes a settlement charge of $1 million in the current quarter and YTD and a debt extinguishment charge of $11 million related to the early redemption of the Company’s $559 million notes due on March 15, 2018 and a settlement charge of $5 million in the prior YTD.

(5) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $3 million and ($11 million) in the current quarter and YTD, respectively, and ($40 million) and ($13 million) in the prior quarter and YTD, respectively.

Summary of Financial Condition
(unaudited)

	September 30, 2018	September 30, 2017
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$915	$518
Short-term marketable securities (a)	—	261
Operating working capital (b)	8,024	7,229
Property, plant, and equipment	9,885	9,956
Investments in and advances to affiliates	5,293	4,972
Long-term marketable securities	26	207
Goodwill and other intangibles	4,065	3,939
Other non-current assets	930	755
	$29,138	$27,837
Financed By
Short-term debt (b)	$532	$728
Long-term debt, including current maturities (b)	7,320	6,608
Deferred liabilities	2,240	2,871
Temporary equity	46	53
Shareholders’ equity	19,000	17,577
	$29,138	$27,837

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Nine months ended September 30
	2018	2017
	(in millions)
Operating Activities
Net earnings	$1,498	$810
Depreciation and amortization	706	684
Asset impairment charges	33	81
Gains on sales of assets	(45)	(66)
Other - net	(286)	91
Change in deferred consideration in securitized receivables(a)	(5,413)	(5,404)
Other changes in operating assets and liabilities	(173)	555
Total Operating Activities	(3,680)	(3,249)

Investing Activities
Purchases of property, plant and equipment	(555)	(696)
Net assets of businesses acquired	(324)	(187)
Proceeds from sale of business/assets	177	172
Investments in retained interest in securitized receivables(a)	(3,391)	(3,089)
Proceeds from retained interest in securitized receivables(a)	8,804	8,493
Marketable securities - net	—	73
Investments in and advances to affiliates	(127)	(281)
Other investing activities	(9)	(14)
Total Investing Activities	4,575	4,471

Financing Activities
Long-term debt borrowings	762	509
Long-term debt payments	(13)	(840)
Net borrowings (payments) under lines of credit	(317)	558
Share repurchases	—	(676)
Cash dividends	(568)	(544)
Other	32	4
Total Financing Activities	(104)	(989)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	791	233
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	1,858	1,561
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$2,649	$1,794

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018. Prior period amounts have been restated to conform to the current presentation.

Segment Operating Analysis
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2018	2017	2018	2017
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,181	8,265	27,303	25,602
Corn	5,599	5,467	16,708	16,851
Total processed volumes	14,780	13,732	44,011	42,453

	Quarter ended September 30		Nine months ended September 30
	2018	2017	2018	2017
	(in millions)
Revenues
Origination	$5,850	$5,502	$18,671	$17,152
Oilseeds	6,410	5,735	18,760	17,013
Carbohydrate Solutions	2,534	2,607	7,782	7,627
Nutrition	922	885	2,890	2,673
Other	84	98	291	293
Total revenues	$15,800	$14,827	$48,394	$44,758

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30				Nine months ended September 30
	2018		2017		2018		2017
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$536	$0.94	$192	$0.34	$1,495	$2.64	$807	$1.41
Adjustments:
LIFO charge (credit) (a)	5	0.01	—	—	(11)	(0.02)	(2)	—
Losses (gains) on sales of assets and businesses (b)	(20)	(0.04)	(10)	(0.02)	(20)	(0.04)	12	0.02
Asset impairment, restructuring, and settlement charges (c)	2	—	69	0.12	30	0.05	98	0.17
Loss on debt extinguishment (d)	—	—	7	0.01	—	—	7	0.01
Adjustments related to acquisitions (e)	(3)	—	—	—	(3)	—	—	—
Tax adjustment (f)	3	0.01	—	—	(4)	(0.01)	4	0.01
Sub-total adjustments	(13)	(0.02)	66	0.11	(8)	(0.02)	119	0.21
Adjusted net earnings and adjusted EPS	$523	$0.92	$258	$0.45	$1,487	$2.62	$926	$1.62

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $7 million and $14 million pretax, respectively ($5 million and $11 million after tax, respectively), tax effected using the Company’s U.S. income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $0 and $4 million pretax, respectively ($0 and $2 million after tax, respectively), tax effected using the Company’s U.S. income tax rate.

(b)
Current quarter and YTD gains of $21 million pretax ($20 million after tax) related to the sale of a business and an equity investment, tax effected using the applicable tax rates. Prior quarter gains of $12 million pretax ($10 million after tax) related to an adjustment of the proceeds of the 2015 sale of the cocoa business and a gain on sale of asset, tax effected using the applicable tax rates. Prior YTD gain of $20 million pretax ($12 million loss after tax) related to the sale of the crop risk services business partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business, tax effected using the applicable tax rates.

(c)
Current quarter charges of $2 million pretax and after tax related to restructuring charges and a settlement charge, tax effected using the applicable tax rates. YTD charges of $42 million pretax ($30 million after tax) related to impairment of certain assets, restructuring charges and a settlement charge, tax effected using the applicable tax rates. Prior quarter charges of $107 million pretax ($69 million after tax) related to impairment of certain long-lived assets and restructuring charges, tax effected using the applicable tax rates. Prior YTD charges of $145 million pretax ($98 million after tax) related to impairment of certain long-lived assets, restructuring charges, and a settlement charge, tax effected using the applicable tax rates.

(d)	Debt extinguishment charge of $11 million pretax ($7 million after tax) related to the early redemption of the Company’s $559 million notes due on March 15, 2018.

(e)	Acquisition adjustment of $4 million pretax ($3 million after tax) related to net gains on foreign exchange derivative contracts to economically hedge certain acquisitions.

(f)
Tax adjustment due to changes in the provisional tax amount related to the enactment of the Tax Cuts and Jobs Act and certain discrete items totaling $3 million in the current quarter and $4 million YTD and a discrete tax adjustment of $4 million in the prior YTD period.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2017	Mar. 31, 2018	June 30, 2018	Sep. 30, 2018	Sep. 30, 2018

Net earnings attributable to ADM	$788	$393	$566	$536	$2,283
Adjustments:
Interest expense	84	91	89	87	351
LIFO	2	(8)	(13)	7	(12)
Other adjustments (3)	(303)	2	31	(20)	(290)
Total adjustments	(217)	85	107	74	49
Tax on adjustments	(55)	(24)	(26)	(21)	(126)
Net adjustments	(272)	61	81	53	(77)
Total Adjusted ROIC Earnings	$516	$454	$647	$589	$2,206

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2017	Mar. 31, 2018	June 30, 2018	Sep. 30, 2018	Quarter Average

Equity (1)	$18,313	$18,732	$18,710	$18,987	$18,686
+ Interest-bearing liabilities (2)	7,493	9,000	7,630	7,857	7,995
+ LIFO adjustment (net of tax)	46	49	39	44	45
Other adjustments (3)	(326)	(2)	23	(18)	(81)
Total Adjusted Invested Capital	$25,526	$27,779	$26,402	$26,870	$26,645

Adjusted Return on Invested Capital					8.3%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt
(3) Includes the impact of U.S. tax reform

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) as Currently Reported vs Previous Segments
(unaudited)

		Quarter ended September 30, 2018		Nine months ended September 30, 2018
As Currently Reported	Pro Forma	As Currently Reported	Pro Forma	As Currently Reported	Pro Forma
		(In millions)
Segment Operating Profit	Segment Operating Profit	$881	$881	$2,487	$2,487
Specified items:	Specified items:
(Gains) losses on sales of assets and businesses	(Gains) losses on sales of assets and businesses	(21)	(21)	(21)	(21)
Impairment and restructuring charges	Impairment and restructuring charges	1	1	36	36
Adjusted Segment Operating Profit	Adjusted Segment Operating Profit	$861	$861	$2,502	$2,502

Origination	Agricultural Services	$129	$198	$363	$517
Merchandising and handling	Merchandising and handling	93	83	293	274
Transportation	Transportation	36	36	70	70
	Milling and Other	—	79	—	173

Oilseeds	Oilseeds	$349	$349	$1,042	$1,058
Crushing and origination	Crushing and origination	221	221	493	496
Refining, packaging, biodiesel, & other	Refining, packaging, biodiesel, & other	48	46	308	320
Asia	Asia	80	82	241	242

Carbohydrate Solutions	Corn Processing	$288	$208	$748	$598
Starches and sweeteners	Sweeteners and Starches	245	174	699	541
Bioproducts	Bioproducts	43	34	49	57

Nutrition	Wild Flavors & Specialty Ingredients	$67	$78	$277	$257
WFSI	Wild Flavors & Specialty Ingredients	80	78	259	257
Animal Nutrition		(13)	—	18	—

Other	Other	$28	$28	$72	$72

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.